Exhibit 99.2

First Quarter 2018 Earnings Presentation

Forward Looking Statements When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market (i.e., fair) value of MFA’s MBS, residential whole loans, CRT securities and other assets; changes in the prepayment rates on the mortgage loans securing MFA’s MBS, an increase of which could result in a reduction of the yield on MBS in our portfolio and an increase of which could require us to reinvest the proceeds received by us as a result of such prepayments in MBS with lower coupons; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates on the mortgage loans securing MFA’s Non-Agency MBS and relating to MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on Non-Agency MBS and residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s Agency MBS, Non-Agency MBS and residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals and whole loan modification, foreclosure and liquidation; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the Concept Release issued by the Securities and Exchange Commission (SEC) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to successfully implement its strategy to grow its residential whole loan portfolio which is dependent on, among other things, the supply of loans offered for sale in the market; expected returns on our investments in non-performing residential whole loans (NPLs), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; risks associated with our investments in MSR related assets, including servicing, regulatory and economic risks, and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account all information currently available. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made and are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. 2

Executive summary In the first quarter of 2018, MFA generated EPS of $0.20, the same as we earned in the first quarter • of 2017.Net income decreased from the fourth quarter of 2017, as prices of CRT securities in Q1 2018 were flat after rising significantly to historic tights in Q4 2017, when they recovered from the price declines experienced in Q3 2017 due to hurricane-related concerns. • Despite a substantial increase in interest rates, book value per share declined modestly to $7.62, as our investment strategy continues to produce relatively stable book value. • Asset acquisitions again exceeded run-off during the first quarter, as we invested over $700 million, including $522 million in residential whole loans. • Q1 dividend to common stockholders was $0.20 per share. Undistributed taxable income was $0.10 per common share at March 31, 2018. 3

Executive summary (cont’d.) Strong credit fundamentals continue to drive earnings and book value. • • Residential mortgage credit-related assets now comprise over 70% of MFA’s total assets, and nearly 90% of MFA’s equity allocation. • Residential whole loans (including REO) now represent MFA’s largest asset class ($2.8 billion), with over $1 billion of equity allocated to this asset class. • We have developed and grown a capable and robust asset management operation that monitors these assets and has improved outcomes and expected returns. • Our Legacy Non-Agency assets continue to perform well, producing a yield of 9.44% 4 in the first quarter of 2018.

Investment strategy Position for higher levels of market uncertainty • Primary focus on credit-related assets with inherently less interest rate sensitivity. • Produce attractive returns that are comparable to peers, but with less risk due to lower leverage, less interest rate exposure and reduced prepayment sensitivity. • Given the current investment landscape, we continue to expand our investment opportunity set within the residential mortgage space, utilizing the same disciplined approach to risk/reward as we have in the past. • Maintain staying power and preserve the ability to invest opportunistically: •Permanent equity capital and available liquidity •Substantial unlevered assets could be levered in the future to enable portfolio growth 5

Market conditions and investment activity • Despite a challenging investment landscape, MFA again purchased more than $700 million in assets in the first quarter, as we had in the fourth quarter of 2017. • Investment activity exceeded portfolio run-off in the first quarter by over $100 million, and we allocated approximately $160 million of additional equity. • Ourinvestmentteamhasworkedveryhardtosourceattractiveinvestment opportunities that we believe will produce solid returns. • Through prudent and diligent asset management, we believe that we are achieving better outcomes and higher returns. 6

Q1 EPS reflects reduced price volatility on CRT securities Q1 2018 net income per common share was $0.20. Other Income was not as high as the prior quarter primarily due to: • Prices of CRT securities were largely unchanged during the quarter. Prices rose in Q4 2017 to reflect historic tight spreads; and • Lower income from fair value loans, as higher cash receipts were more than offset by lower mark to market gains. As previously noted, the increased contribution of other income items may lead to fluctuations in net income going forward. • $m $m • 7 Summary Income StatementQ1 2018 Q4 2017 Net Interest Income53.252.4 Other Income (net) MBS sale gains8.89.0 Income from fair value loans38.541.4 CRT securities held at fair value(0.9)13.5 Other loan and REO related income1.21.0 Total Other Income (net)47.765.0 Operating and Other Expenses(17.5)(16.8) Preferred Dividends(3.8)(3.8) Net Income Available to Common Shareholders79.696.8 Earnings Per Common Share$0.20$0.24

MFA FINANCIAL, INC.

First quarter 2018 investment flows

Another active quarter with asset acquisitions exceeding run-off

$ in Millions	December 31, 2017	1st Quarter Runoff	1st Quarter Acquisitions	MTM and other changes	March 31, 2018	1st Quarter Change
Residential Whole Loans and REO	$2,386	$(100)	$522	$31	$2,839	$453
RPL/NPL MBS [1]	$923	$(43)	$56	$(1)	$935	$12
MSR Related Assets [2]	$492	$(150)	$113	$—	$455	$(37)
Credit Risk Transfer Securities	$664	$(6)	$21	$—	$679	$15
Legacy Non-Agency MBS	$2,611	$(132)	$4	$(20)	$2,463	$(148)
Agency MBS	$2,825	$(161)	$—	$(17)	$2,647	$(178)
Totals	**$9,901**	**$(592)**	**$716**	**$(7)**	**$10,018**	**$117**

(1) RPL/NPL are securitized financial instruments that are backed by re-performing and non-performing loans. The majority of these securities are structured such that the coupon increases up to 300 basis points (bps) at 36 months from issuance or sooner.

(2) MSR Related Assets include investments in Term Notes and a Corporate Loan whose cash flows are considered to be largely dependent on underlying MSRs that either directly or indirectly act as collateral for the investment.

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MFA’s yields and spreads remain attractive • Despite six Fed Funds rate increases in two and a half years: • • MFA’s interest rate spread is relatively unchanged and remains attractive. Yields on many of our credit sensitive assets have risen as credit fundamentals have continued to improve. We have successfully identified higher yielding assets in a rising rate environment. Funding costs have risen more slowly than Fed Funds. • • 6% 5% 4% 3% 2% 1% 0% Q3 '15 Q4 '15 Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1’18 9 Yield (%)

MFA FINANCIAL, INC.

First quarter 2018 yields and spreads by asset type

Asset	Yield/ Return	Cost of Funds	Net Spread	Debt/Net Equity Ratio
Agency MBS	2.21%	(1.91)%	0.30%	7.6x
Legacy Non-Agency MBS	9.44%	(3.29)%	6.15%	2.1x
RPL/NPL MBS	4.36%	(2.94)%	1.42%	1.6x
Credit Risk Transfer Securities	6.12%	(2.76)%	3.36%	2.2x
MSR Related Assets	6.37%	(3.27)%	3.10%	1.8x
Whole Loans at Carrying Value	5.52% (1)	(3.56)%	1.96%	0.9x
Whole Loans at Fair Value	(2)	(3.79)% (2)		2.2x

(1) Net of 29 bps of servicing costs.

(2) These residential whole loans produce GAAP income/loss based on changes in fair value in the current period, and therefore results will vary on a quarter-to-quarter basis. MFA expects to realize returns over time on these whole loan investments of 5-7%.

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MFA's interest rate sensitivity remains low

- Excluding hedges, our Asset Duration remains relatively low at 1.47.
- Our assets have limited exposure to long term interest rates and their duration changes little when long term interest rates change.
  - Majority of our assets are primarily sensitive to mortgage credit.
  - Approximately two-thirds of our assets have adjustable rate coupons, coupon step-up structures or are hybrid ARMs.
  - Our portfolio is highly seasoned. Our Legacy-Non Agency MBS have an average loan age of approximately 12 years and our Agency MBS have an average loan age of approximately 8 years.

$ in Millions

Assets	Market Value	Average Coupon	Duration
Non-Agency ARMs and CRTs (12 months or less MTR[1])	$2,309	4.03%	0.4
RPL/NPL MBS	$935	4.40%	0.4
Non-Agency Fixed Rate	$834	5.84%	3.0
Residential Whole Loans	$2,733	4.53%	2.4
MSR Related Assets	$456	6.25%	0.1
Agency ARMs (12 months or less MTR[1])	$1,258	3.45%	0.6
Agency ARMs (13-120 MTR[1])	$320	2.79%	2.1
Agency 15-Year Fixed Rate	$1,068	3.03%	3.1
Cash, cash equivalents and Other Assets	$405		0.1
TOTAL ASSETS	$10,318		1.47
Hedging Instruments	**Notional Amount**		**Duration**
Swaps (Less than 3 years)	$2,350		-1.7
Swaps (3-10 years)	$200		-3.8
TOTAL HEDGES	$2,550		-1.8
Estimated Net Duration			**1.02**

(1) MTR = months to reset

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MFA’s strategy has delivered book value stability and strong performance during increases in interest rates MFA's Book Value change during recent increases in interest rates (Q4 2016 and Q4 2017 to Q1 2018) Quarterly change in MFA's Book Value (left axis) and MFA's Asset Duration (right axis) by Quarter 15% 2.5 90 70 50 30 10 -10 -30 -50 -70 -90 15% 10% 2.0 10% 5% 1.5 5% 0% 1.0 0% -5% 0.5 -5% -10% -15% 0.0 -10% -15% 2Yr UST Increase 5Yr UST Increase 10Yr UST Increase MFA BV Change MFA’s investment strategy has minimized book value volatility. In the last few years the average quarterly book value change has been less than 2%. MFA’s book value changed little during recent interest rate increases in the fourth quarter of 2016 and in the fourth quarter of 2017 through the first quarter of 2018. 12 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Q2-2016 Q3-2016 Q4-2016 Q1-2017 Q2-2017 Q3-2017 Q4-2017 Q1-2018 UST Yield Change (bp) Change in Book Value (%)

Continued positive fundamentals for residential mortgage credit • Fundamental and technical support for residential credit assets and home prices. • Unemployment rate of 3.9% in April 2018, down from 4.4% a year ago. • Housing inventory remains limited at 3.7 months of supply in March, lower than 4.0 months of supply a year ago. • According to the CoreLogic Loan Performance Insights report released in April 2018, nationwide delinquencies continue to decline. 30+ day delinquency rates have dropped to 4.9% versus 5.1% a year ago. 13

Residential whole loan portfolio update • We purchased $522 million of residential whole loans in the first quarter. • Purchases continued to be heavily weighted towards NPLs as we have seen a material spread tightening in the RPL market. • Market trading volumes through the end of the first quarter were approximately $12 billion of re-performing and non-performing loans. We expect supply of $40 billion in 2018, which is in line with last year. • Returns to date on non-performing loans continue to be consistent with our expectation of 5-7%. 14

Performance of non-performing loans purchased before 3/31/17 Measured by percentage of total loan count, 33% (or nearly 1,500) of loans that were non-performing at purchase are either performing or have paid in full as of March 2018. • 82% of MFA modified loans are either performing today or have paid in full. • (1) Defined as MBA 60-days delinquent or more at the time of purchase (2) Defined as MBA current, 30-days delinquent or made a payment in March 2018 15 Delinquent at purchase(1); held over one year % by loan count Status as of 3/31/18Count% of Total Performing (2) 1,18027% Paid in full2796% Non-performing1,17326% REO56113% Liquidated1,26128% Total4,454100%

NPL asset management performance % Performing or Paid-in-Full by Year of Acquisition • Through diligent asset management we continue to improve outcomes for our NPL portfolio by returning loans to performing or paid-in-full status, and through other forms of resolution. 2014 2015 2016 30% 25% 20% 15% 10% 5% 0% • After 12 months since transfer to our servicer, 25% of NPLs acquired in 2016 either started performing or paid in full versus 18% for 2015 and 17% for 2014. 1 4 7 10 13 16 19 22 25 28 31 34 Months since Boarded % Other Forms of Resolution by Year of Acquisition 2014 2015 2016 40% 35% 30% 25% 20% 15% 10% 5% 0% • After 12 months since transfer to our servicer, 27% of NPLs acquired in 2016 completed non-retention resolution versus 19% for 2015 and 15% for 2014. 1 4 7 10 13 16 19 22 25 28 31 34 Non-Performing at purchase defined as greater than or equal to 60 days delinquent. Performing over time defined as less than 60 days delinquent or made a P&I payment. 16 Months since Boarded

RPL/NPL MBS portfolio • Current market yields of approximately 3.75% for A1 Classes and 5% for A2 classes. • Well protected portfolio with substantial credit enhancement. • Very short assets with an average of 19 months remaining to step-up. • We have witnessed very low levels of price volatility. Net Coupon Months to step-up Current CEOriginal CE 3 Month Bond CPR (millions) 17 Fair value RPL MBS$73.63.64%2640.6%35.9%18.7% NPL MBS$861.64.46%1947.2%44.4%13.6% Total$935.24.40%1946.7%43.7%14.0%

Summary We remain active in the market and again grew the portfolio as we successfully purchased • more than $700 million of investments in the first quarter. We continue to expand our investment opportunity set within the residential mortgage • space, utilizing the same disciplined approach to risk/reward as we have in the past. MFA’s asset management team is playing an active role, leading to better results and • improved returns. 18

Additional Information 19

Investment strategy continues to deliver relatively stable book value 20 Qtr ended 3/31/18 Book value per common share at the beginning of the period $7.70 Net income available to common shareholders 0.20 Common dividends declared (0.20) Net change attributable to Agency MBS (0.03) Net change attributable to Non-Agency MBS and CRT securities (0.09) Net change in value of swap hedges 0.04 Book value per common share as of 3/31/18 $7.62